Exhibit 99.1

Yunhong CTI Ltd. Appoints Frank Cesario as Chief Executive Officer and Adds Three New Independent Board Members

Cesario brings more than 20 years of manufacturing experience as former CEO of Company

Three new directors bring extensive financial, operational and market experience

LAKE BARRINGTON, IL, January 11, 2022 – Yunhong CTI Ltd. (Nasdaq: CTIB) (“Yunhong CTI” or the "Company"), a leading manufacturer of custom film products, foil and latex novelty balloons, and flexible packaging products, today announced that Frank Cesario, the Company’s former President, Chief Executive Officer and Chief Financial Officer, has been appointed as Chief Executive Officer, effective January 2022. Mr. Cesario currently serves on the board of directors and is a member of the Audit Committee.

The Company also announced the appointments of Mr. Douglas Bosley, Mr. Philip Wong, and Mr. Gerald (J.D.) Roberts to the Yunhong CTI Board of Directors, effective January 2022. Following the appointments of Bosley, Wong and Roberts, the Board will comprise five directors, the majority of whom are independent.

“We are pleased to welcome Frank back to the Company as chief executive officer," said Mr. Yubao Li, Chairman of Yunhong CTI. “Frank is the right person to lead Yunhong CTI into the future, given his strong command of our business and proven ability to drive results. We are on a positive growth trajectory at Yunhong CTI and are well-positioned to continue building on our momentum. I am so pleased that Frank will lead our company, and I am excited to work with him — along with our entire senior leadership team — to ensure a seamless transition and on Yunhong CTI’s next phase of growth.”

"I am honored to be named Chief Executive Officer of Yunhong CTI and look forward to the opportunity to work with Chairman Li, the Board and the executive team," said Frank J. Cesario, Chief Executive Officer of Yunhong CTI. “We had to drive hard in order to streamline our operations and pay down a burdensome debt load. These were necessary steps to remake our company. Together with our Chief Operating Officer Jana Schwan’s established leadership, we get to build something. We are very pleased that Douglas, Philip and J.D. have joined the Board and believe their collective contributions will be invaluable. We will be laser-focused on serving our customers, creating value for our shareholders and providing great opportunities for our people.”

About Frank Cesario

Mr. Cesario is a seasoned financial executive with 20 years of experience as a Chief Executive Officer, Chief Financial Officer, Controller and financial and accounting manager. Mr. Cesario most recently served as Chief Financial Officer of Radiac Abrasives, a leading manufacturer of high-performance products for the automotive, bearing, aviation, cutting tools and primary metals industries. Previously, Mr. Cesario served as Chief Executive Officer, President and Director of Yunhong CTI. Prior to joining Yunhong CTI as its then Chief Financial Officer, Mr. Cesario served as Chief Financial Officer for 15 years with Nanophase Technologies Corporation and ISCO International, Inc., publicly-traded global suppliers of advanced materials and telecommunications equipment, respectively, as well as Turf Ventures LLC, a privately-held chemicals distributor. He began his career with KPMG Peat Marwick and then served in progressively more responsible finance positions within Material Sciences Corporation and Outokumpu Copper, Inc.

Mr. Cesario has a B.S. in Accountancy, Summa Cum Laude, from the University of Illinois Urbana-Champaign and an MBA in Finance, with distinction, from DePaul University.  He is a registered Certified Public Accountant.

New Board Members

“We are pleased to welcome Douglas Bosley, Philip Wong and Gerald Roberts to the Yunhong CTI board as new independent directors,” said, Mr. Li. “These appointments come at an exciting time for the Company, as we continue our mission to grow our business and drive improved shareholder returns. Collectively, they add to the Board a deep and broad base of knowledge and a wide diversity of experience and skills that will complement and further enhance the perspectives represented on our Board. We look forward to their contributions.”

Mr. Li added, “I want to thank our three exiting board members, John Klimek, Wan Zhang and Yaping Zhang, for their tremendous service. Each of them made important contributions to Yunhong CTI. They provided much needed support and guidance during our operational transformation and helped position the company to achieve improved financial performance.”

New Board Member Bios

Douglas Bosley is a founding partner of Witan Law Group and a member of the firm’s Corporate Transactional and Securities practice. Mr. Bosley’s practice focuses on of financing transactions, mergers and acquisitions and general corporate matters. Mr. Bosley is a frequent speaker on legal issues related to start-ups, mergers and acquisitions and venture capital transactions.

Philip Wong was Vice President and Deputy Manager of the San Francisco office of Bank of Communications Ltd., the fifth largest bank in China, and is now the Chief Executive Officer and Co-Founder of Shark AI Capital Corporation. In addition to extensive service in the banking industry and speaking on financial topics, Mr. Wong is involved in a Special Training Project (China Services) at San Francisco State University.

Gerald (J.D.) Roberts Jr. is Vice President of Strategy and Business Development at a Fortune 50 healthcare company. Mr. Roberts has combined his credentials in Mechanical Engineering, Finance and Operations to build value in international business opportunities with significant experience in strategic planning, program management and restructuring activities, portfolio management and diversification efforts.

With these new appointments, the updated Board of Directors is composed of five directors, the majority of whom are independent:

●	Mr. Yubao Li, Chairman
●	Mr. Frank Cesario, CEO
●	Mr. Douglas Bosley
●	Mr. Philip Wong
●	Mr. Gerald (J.D.) Roberts

Messrs. Bosley, Wong and Roberts will each serve on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

About Yunhong CTI Ltd.

Yunhong CTI Ltd. is one of the leading manufacturers and marketers of foil balloons and produces laminated and printed films for commercial uses. Yunhong CTI also distributes Candy Blossoms and other gift items and markets its products throughout the United States and in several other countries. For more information about our business, visit our corporate website at www.ctiindustries.com.

Forward-Looking Statements

Statements made in this release that are not historical facts are "forward-looking" statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties and are subject to change at any time. These "forward-looking" statements may include, but are not limited to, statements containing words such as "may," "should," "could," "would," "expect," "plan," "goal," "anticipate," "believe," "estimate," "predict," "potential," "continue," or similar expressions. We have based these forward-looking statements on our current expectations and projections about future results. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from statements made herein. We cannot anticipate the duration of increased tariffs between the United States and other countries, particularly China. We do not know whether we will be successful in passing such additional costs through to customers. The COVID-19 pandemic has had a negative impact on our operations, and we do not yet know the depth or duration of that disruption. More information on factors that could affect CTI's business and financial results are included in its public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Investor Relations Contact:

Company Contact:

info@ctiindustries.com

+ 1-847-382-1000

Investor Relations Contact:

TraDigital IR

Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com